EXHIBIT 2.5
FIRST AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER
     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (“Amendment”) is entered into as of this 4th day of January, 2010 (the “Effective Date”), by and among RICHARD M. OSBORNE, TRUSTEE, an Ohio resident (“RMO”), REBECCA HOWELL (“Howell”), STEPHEN G. RIGO (“Rigo”), MARTY WHELAN (“Whelan”), and THOMAS J. SMITH (“Smith”) (RMO, Howell, Rigo, Whelan and Smith are hereinafter collectively referred to as “Shareholders”), LIGHTNING PIPELINE CO., INC., an Ohio corporation (“Lightning”), GREAT PLAINS NATURAL GAS COMPANY, an Ohio corporation (“Great Plains”), and BRAINARD GAS CORP., an Ohio corporation (“BGC”), (Lightning, Great Plains and BGC shall be collectively referred to as the “Companies” and each to be sometimes referred to as a “Company”), LIGHTNING PIPELINE ACQUISITION INC., GREAT PLAINS ACQUISITION INC. and BRAINARD ACQUISITION INC. (each an “Acquisition Sub” and collectively, the “Acquisition Subs”) and ENERGY, INC., a corporation incorporated under the laws of the State of Montana, USA (“Parent”).
RECITALS
     A. On June 29, 2009, Shareholders, the Companies and Parent entered into an Agreement and Plan of Merger whereby a “to-be-formed” acquisition subsidiary of Parent will merge with and into each of Lightning, Great Plains and Brainard, with Lightning, Great Plains and BGC surviving the merger (the “Merger Agreement”).
     B. On August 3, 2009, Energy West, Incorporated (“Energy West”), the original “Parent” under the terms of the Merger Agreement, completed a holding company reorganization whereby Energy West became a wholly-owned operating subsidiary of Energy, Inc. (collectively, the “Holding Company Reorganization”), and Energy West subsequently entered an Assignment and Assumption Agreement whereby all of Energy West’s rights (and liabilities) under the Merger Agreement were assigned to (and assumed by) Energy, Inc., making Energy, Inc. the “Parent” for purposes of the Merger Agreement and this Amendment.
     C. The Acquisition Subs had not been formed at the time the Merger Agreement was originally executed.
     D. The Acquisition Subs have now been formed and have taken all necessary corporate action to approve the Merger Agreement.
     E. The parties hereto desire to amend the Merger Agreement to add the Acquisition Subs as parties and signatories to same.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
     1. By signing this Amendment, the Acquisition Subs will become parties to the Merger Agreement and all references in the Merger Agreement to the “Acquisition Subs” shall be deemed to collectively refer to Lightning Pipeline Acquisition Inc., Great Plains Acquisition Inc. and Brainard Acquisition Inc., each an Ohio corporation. The Acquisition Sub referred to (a) in Section 2.1(a) of the Merger Agreement shall refer to Lightning Pipeline Acquisition, Inc., (b) in Section 2.1(b) of the Merger Agreement shall refer to Great Plains Acquisition Inc., and (c) in Section 2.1(c) of the Merger Agreement shall refer to Brainard Acquisition Inc.
     2. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without regards to the principles of conflicts of laws thereof.
     3. This Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same Amendment.
     4. This Amendment is made effective as of the Effective date hereof.
     5. All other provisions of the Merger Agreement not modified hereby shall remain in full force and effect.
<Signatures to Immediately Follow>

IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be duly executed by their respective authorized officers, as of the day and year first above written.

Shareholders:	Parent:

/s/ Richard M. Osborne	ENERGY, INC., a Montana corporation
Richard M. Osborne, Trustee
/s/ Kevin J. Degenstein

Kevin J. Degenstein, President and COO
/s/ Rebecca Howell Rebecca Howell

Acquisition Subs:

/s/ Stephen G. Rigo Stephen G. Rigo	LIGHTNING PIPELINE ACQUISITION INC., an Ohio corporation

/s/ Marty Whelan	/s/ Kevin J. Degenstein

Marty Whelan	Kevin J. Degenstein, President

/s/ Thomas J. Smith Thomas J. Smith	GREAT PLAINS ACQUISITION INC., an Ohio corporation

The Companies:	/s/ Kevin J. Degenstein

Kevin J. Degenstein, President
LIGHTNING PIPELINE COMPANY, INC., an Ohio corporation

/s/ Richard M. Osborne	BRAINARD ACQUISITION INC., an Ohio corporation
Richard M. Osborne, Chairman of the Board
/s/ Kevin J. Degenstein

Kevin J. Degenstein, President
GREAT PLAINS NATURAL GAS COMPANY, an Ohio corporation

/s/ Richard M. Osborne
Richard M. Osborne, Chairman of the Board

BRAINARD GAS CORP., an Ohio corporation

/s/ Richard M. Osborne
Richard M. Osborne, Chairman of the Board
First Amendment to Agreement and Plan of Merger
Signature Page

3